EXHIBIT 5 AND 23(A)

KILPATRICK & CODY
1100 PEACHTREE STREET
SUITE 2800
ATLANTA, GEORGIA  30309
(404) 815-6500

                                  September 9, 1996

Suburban Lodges of America, Inc.
120 Interstate North Parkway East
Suite 120
Atlanta, Georgia  30339


     Re:  Form S-8 Registration Statement - -Suburban
          Lodges of America, Inc. Non-Employee Directors'
          Stock Option and Fee Plan

Gentlemen:

     We have acted as counsel for Suburban Lodges of America, Inc., a Georgia corporation (the "Company"), in the preparation of the Form S-8 Registration Statement relating to the Non-Employee Directors' Stock Option and Fee Plan (the "Plan") and the proposed offer and sale of up to 100,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), pursuant thereto. In connection with the preparation of said Registration Statement, we have examined certificates of public officials and originals or copies of such corporate records, documents and other instruments relating to the authorization of the Plan and the authorization and issuance of the shares of Common Stock as we have deemed relevant under the circumstances.

     On the basis of the foregoing, it is our opinion that:

          The Company was duly organized and incorporated and is validly existing under the laws of the State of Georgia, with an authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share.

          The Plan and the proposed offer and sale thereunder of up to 100,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of the Plan, will be validly issued, fully-paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                                   Sincerely,


                                   KILPATRICK & CODY


                                   By: /s/ Michael H. Trotter
                                        Michael H. Trotter, a partner